EXHIBIT 10.12
Property Lease Agreement

Property Owner: DuoYuan Water Environmental Protection Technology Industry (China) Co., Ltd. (Party A hereinafter)
Property Occupant: DuoYuan Digital Printing Technology Industry (China) Co., Ltd (Party B hereinafter)

In accordance with provisions of applicable laws and regulations of the State and on the principle of willingness, equality and mutual benefit, Party A and Party B hereby enter into this agreement (the “Agreement”) after mutual consultation with regard to the delivery of the premises lawfully owned by Party A to Party B for its use.

Article I The Premises:

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Party A will deliver the premises (the “Premises” hereinafter) representing 20% of the total built floor area of the property it lawfully owns at #3 Jinyuan Road, Daxing Industrial Development Zone, Beijing to Party B for its use, of which the area is 3079.86m2.

1-2	Purpose:

2-1	Party B shall use the Premises for its office and research and development purposes.

2-2	Within the term of occupation of the Premises, Party B shall not alter the use of the Premises without permission.

2-3	Within the term of occupation of the Premises, Party B shall not change the structure of the Premises.

2-4	Within the term of occupation of the Premises, Party B shall not sub-lease or subcontract the Premises to others.

Article III Term of Lease

3-1	The term of lease of the Premises shall be 5 years from January 1, 2003 to December 31, 2007.

3-2	If Party B needs further occupation of the Premises after expiration of the term of lease, a new lease agreement shall be signed thereupon.

Article IV Property Use Fee

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The property use fee of the Premises shall be RMBҰ1.00 per square meter per day and the annual fee shall be RMBҰ1124148.90 accordingly (=3079.86*1.00*365). The use fee includes water and electricity rates and heating, air-conditioning, depreciation and land amortization expenses.

4-2	The rate of the property use fee shall remain fixed within the validity term of the Agreement.

4-3	The property use fee shall be calculated and paid on an annual basis.

Article V Miscellaneous:

Party B shall immediately repair damages of the Premises or installations therein that have been caused due to improper use.

Article VI The Agreement is made in three identical copies, all taking effect after signed by both parties and enjoying the same effectiveness.

Article VII Both parties may settle issues unexhausted herein through friendly consultation or adding supplementary clauses.

/s/DuoYuan Water Environmental Protection Technology Industry (China) Co., Ltd.
Property Owner (Party A)

/s/Property Occupant: DuoYuan Digital Printing Technology Industry (China) Co., Ltd
Property Occupant (Party B)

Date Signed: December 25, 2002